EXHIBIT 8(k)(iv)
AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT
Among
T. ROWE PRICE INTERNATIONAL SERIES, INC.,
T. ROWE PRICE INVESTMENT SERVICES, INC.
and
AVIVA LIFE AND ANNUITY COMPANY
(Successor in Interest to Indianapolis Life Insurance Company)
     The Participation Agreement, made and entered into as of September 5, 1995 as amended, by and among AVIVA LIFE AND ANNUITY COMPANY, a stock life insurance company organized under the laws of Iowa, on its behalf and on behalf of each segregated asset account of the Company set forth on the attached Schedule A, and the undersigned funds, each, a corporation organized under the laws of Maryland, and T. ROWE PRICE INVESTMENT SERVICES, INC., a Maryland corporation is hereby amended further effective as of October 1, 2008:
     Whereas, the Agreement was amended by Amendment No. 2 to Participation Agreement effective as of June 30, 2003 to substitute ILICO for IL Annuity and Insurance Company as a result of the merger of IL Annuity and Insurance Company into ILICO effective on June 30, 2003;
     Whereas, in connection with the merger of IL Annuity and Insurance Company into ILICO, the separate account serving as an investment vehicle for individual deferred variable annuity contracts issued by IL Annuity and Insurance Company changed its name from IL Annuity and Insurance Co. Separate Account 1 to ILICO Separate Account 1 and became subject to the laws of the State of Indiana;
     Whereas, Indianapolis Life Insurance Company will merge with and into Aviva Life and Annuity Company (“ALAC”) effective October 1, 2008, with ALAC as the surviving corporate entity; and
     Whereas, in connection with the merger of ILICO into ALAC, ILICO Separate Account 1 will change its name to ALAC Separate Account 1 and become subject to the laws of the State of Iowa;
     Now, therefore, the Agreement as previously amended is hereby further amended by ALAC, T. Rowe Price Investment Services, Inc. and T. Rowe Price International Series, Inc. as follows:
     1. All references to Indianapolis Life Insurance Company are hereby changed to “Aviva Life and Annuity Company” to reflect the statutory merger of Indianapolis Life Insurance Company with and into Aviva Life and Annuity Company. Aviva Life and Annuity

Company shall be deemed to make all representations and warranties and shall accept all duties and obligations of Indianapolis Life Insurance Company under this Participation Agreement.
     2. All references to ILICO Separate Account 1 are hereby changed to “ALAC Separate Account 1” to reflect the name change of the separate account in connection with the merger of ILICO with and into ALAC.
     3. Article XI is hereby deleted in its entirety and replaced with the following Article XI:
Article XI
Notices
     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund and/or Underwriter	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202 Attention: David Oestreicher, Esq.

If to the Company	President Aviva Life and Annuity Company 699 Walnut Street, Suite 1700 Des Moines, IA 50309

And	Ameritas Life Insurance Corp. 5900 O Street Lincoln, Nebraska 68510 Attention: Norma Houfek
     4. Schedule A shall be deleted and replaced with the attached Schedule A.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on behalf of its duly authorized representative as of ______, 2008.

COMPANY:	AVIVA LIFE AND ANNUITY COMPANY By its authorized officer
	By:	/s/ Michael H. Miller
		Name:	Michael H. Miller
		Title:	Secretary

FUND:	T. ROWE PRICE INTERNATIONAL SERIES, INC. By its authorized officer
	By:	/s/ David Oestreicher
		Name:	David Oestreicher
		Title:	VP

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer
	By:	/s/ David Oestreicher
		Name:	David Oestreicher
		Title:	VP

SCHEDULE A

Name of Separate Account and	Contracts Funded by
Date Established by Board of Directors	Separate Account	Designated Portfolios

ALAC Separate Account 1 (11-1-94)	VA-95	T. Rowe Price International Series, Inc.
	VCA-97	• T. Rowe Price International Stock Fund

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